Exhibit 21

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                                                                                        STOCKHOLDER (100%
                                                            JURISDICTION OF             UNLESS OTHERWISE
COMPANY                                                     INCORPORATION               INDICATED)1
--------                                                    ------------------          --------------------

Accessories Segment
--------------------
Recoton Accessories, Inc.                                  Delaware                      Recoton
Christie Design Corporation                                Delaware                      Recoton
AAMP of Florida, Inc. (d/b/a AAMP of America)              Florida                       Recoton
Recoton Canada Ltd.                                        Ontario                       Recoton
Recoton (UK) Limited (d/b/a Ross) ("RUK")                  England                       Recoton
   Ross Consumer Products (H.K.) Ltd.2                     Hong Kong                     RUK
Tambalan Limited 2                                         England                       Recoton

Audio Segment
--------------

Recoton Audio Corporation ("RAC")                          Delaware                      Recoton
   Recoton Mobile Electronics, Inc.                        Delaware                      RAC
   Recoton Home Audio, Inc.                                California                    RAC
   ReCone, Inc.2                                           Delaware                      RAC
Recoton International Holdings, Inc ("RIH")                Delaware                      Recoton
   Recoton German Holdings GmbH ("RGH")                    Germany                       RIH
      Magnat Audio-Produkte GmbH                           Germany                       RGH
      HECO Audio-Produkte GmbH                             Germany                       RGH
      Recoton Audio Produkte GmbH                          Germany                       RGH
      MacAudio Electronic GmbH  & Co. KG                   Germany                       Heco & Magnat3
   Recoton Italia s.r.l.                                   Italy                         RIH
   Recoton Japan, Inc.                                     Illinois                      RIH

Game Segment
--------------

InterAct International, Inc. ("III")                       Delaware                      Recoton
   InterAct Holdings, Inc. ("IHI")                         Delaware                      III
      InterAct Accessories, Inc.                           Delaware                      IHI
      InterAct Canada, Ltd.                                Ontario                       IHI
      Recoton (Far East) Limited ("RFE")                   Hong Kong                     IHI
         STD Holding Limited ("STD")                       Hong Kong                     RFE
            STD Electronic International Limited           Hong Kong                     STD
            STD Manufacturing Limited                      Hong Kong                     STD
            STD Plastic Industrial Limited 2               Hong Kong                     STD
            STD Trading Limited 2                          Hong Kong                     STD
            Ever Smart Management Limited                  Hong Kong                     STD
            Peak Hero Limited 2                            Hong Kong                     STD
            STD Industrial (Shenzhen) Limited              People's Republic of China    STD
            STD (Tianjin) International Trade              People's Republic of China    STD
               Development Company Limited 2
   InterAct Technologies, Inc. ("ITI")                     Delaware                      III
      STD Technology Holding Limited ("STH")               Hong Kong                     ITI
         STD Technology (Shenzhen) Limited                 People's Republic of China    STH


1 Each of the Hong Kong and Chinese companies has at least one share held by a nominee for the other holder

2    Inactive or in dissolution

3    A partnership between these two Recoton subsidiaries
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